EXHIBIT 99.1

Spectrum Brands, Inc. 601 Rayovac Drive Madison WI 53711-2497 P.O. Box 44960 Madison WI 53744-4960 (608) 275-3340

FOR IMMEDIATE RELEASE	Contact: Dave Prichard 608.278.6141

Spectrum Brands Announces Tender Offer
for its 12% Senior Subordinated Toggle Notes Due 2019

Madison, WI, March 1, 2012 -- Spectrum Brands Holdings, Inc. (NYSE: SPB) and Spectrum Brands, Inc. today announced the commencement of a cash tender offer and consent solicitation with respect to any and all of the $245,030,648 aggregate outstanding principal amount of Spectrum Brands, Inc.’s 12% Senior Subordinated Notes due 2019 (the “Notes”).  In conjunction with the tender offer, Spectrum Brands is soliciting noteholder consents to effect certain amendments to the indenture governing the Notes to remove substantially all restrictive covenants and certain events of default.

Spectrum Brands will pay the purchase price for Notes validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the applicable payment date.  The tender offer is scheduled to expire at 12:00 midnight, New York City time, on March 28, 2012, unless extended by Spectrum Brands or earlier terminated (the “Expiration Time”).  The “Final Settlement Date” for the tender offer will promptly follow the Expiration Time and is expected to be March 29, 2012.

Noteholders who provide consents to the proposed amendments will receive a consent payment per $1,000 principal amount of Notes tendered and accepted for purchase pursuant to the offer if they provide their consents prior to 5:00 p.m., New York City time, on March 14, 2012, unless such date is extended (the “Consent Expiration”) by Spectrum Brands.  The Company has reserved the right (and expects) to accept for purchase all Notes validly tendered prior to the Consent Expiration on a date that is promptly after the Consent Expiration but prior to the Expiration Time (the “Initial Settlement Date”).  The Initial Settlement Date is expected to be March 20, 2012.

The total consideration to be paid for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn before the Consent Expiration will be $1,100, which includes a consent payment of $30 per $1,000 principal amount of the Notes, with such payment to be made on the Initial Settlement Date.  Noteholders tendering after the Consent Expiration and prior to the Expiration Time will be eligible to receive only $1,070 per $1,000 principal amount of Notes that are validly tendered and not validly withdrawn.  Holders may withdraw tendered notes until the earlier of 5:00 p.m., New York City time, on March 14, 2012 and the time that consents of at least a majority of the outstanding principal amount of the Notes are received, unless such time is extended by the Company, in its sole discretion, but not thereafter (except in certain limited circumstances where additional withdrawal rights are required by law).

The obligations to accept for purchase and to pay for Notes in the tender offer is conditioned on, among other things, the following:

•	The tender of Notes representing at least a majority of the aggregate principal amount of Notes outstanding on or prior to March 14, 2012, and

•	Spectrum Brands having received replacement financing on terms acceptable to it.

Spectrum Brands has retained Credit Suisse Securities (USA) LLC to serve as the Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. Requests for documents may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 387-1500 or (212) 430-3774. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 or (212) 325-5912.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.  The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated March 1, 2012.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a diversified global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Tetra®, Marineland®, Nature's Miracle®, Dingo®, 8-in-1®, FURminator®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot® and Black Flag®. Spectrum Brands Holdings' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 130 countries.  With 6,000 employees in 43 countries, Spectrum Brands Holdings reported fiscal 2011 net sales of approximately $3.2 billion.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the tender offer described above and related transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our substantial outstanding indebtedness (including the restrictions contained therein) on our business, financial condition and results of operations, and our ability to manage and otherwise comply with our covenants with respect to such indebtedness, (2) the inability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and Russell Hobbs, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products we offer, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where we do business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) our ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from our cost-cutting initiatives, (10) our ability to identify, develop and retain key employees, (11) unfavorable weather conditions, (12) the cost and effect of threatened or pending litigation or governmental proceedings, changes in governmental regulations, or changes in accounting policies applicable to our business, (13) adverse changes in capital market conditions, and (14) various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands Holdings' and Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K for Spectrum Brands, Inc. or Quarterly Reports on Form 10-Q for Spectrum Brands, Inc.   We also caution the reader that our estimates of trends, market share, retail consumption of our products and reasons for changes in such consumption are based solely on limited data available to us and management's reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

We also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. We undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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